UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 6, 2009 (November 3, 2009)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 3, 2009, St. Mary Land & Exploration Company (the “Company”) announced that the Company's Executive Vice President and Chief Operating Officer, Jay Ottoson, will present at the Thomas Weisel Partners Alternative Energy & Natural Resources Conference  at 9:10 am eastern time on Tuesday, November 10, 2009, at the New York Palace Hotel, located at 455 Madison Avenue, New York, NY.  Additionally, the Company’s Chief Executive Officer and President, Tony Best, will present at the Bank of America Merrill Lynch 2009 Energy Conference at 4:40 pm eastern time on Tuesday, November 17, 2009, at the Grand Hyatt hotel, located at 109 East 42nd Street, New York, NY.  A copy of this press release is filed as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated November 3, 2009, entitled St. Mary to Present at Upcoming Conferences

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	November 6, 2009	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller